INDEMNIFICATION AND PLEDGE AGREEMENT

Indemnification and Pledge Agreement (this “Agreement”) dated as of July 20, 2009, by and among Qnective, Inc., a Nevada corporation ("Qnective" or the “Corporation”), Capella IV LLC, a Nevis limited liability company with an address at P.O. Box 315 Daly Building, Prince William Street, Charleston, Nevis (“Capella”), Connwards Management, Inc., a Belize corporation with an address c/o Michael Kang, 6925 Angus Drive, Vancouver, BC V6P-5J4 Canada (“Connwards”) and Kang Young-Ho (a/k/a Michael Kang), an individual with an address at 6925 Angus Drive, Vancouver, BC V6P-5J4 Canada(“Kang”).

WHEREAS, the Corporation entered into an Amended Shareholders Agreement dated as of October 1, 2008 (the “Shareholders Agreement”);

WHEREAS, pursuant to the Shareholders Agreement Capella made a capital contribution to the Corporation of 30,550,000 shares of common stock, $.001 par value per share of the Corporation (the “Common Stock”), however, Capella only delivered to the Corporation a share certificate representing 2,000,000 shares of Common Stock;

WHEREAS, Capella was previously issued share certificate No. 502 representing 31,000,000 shares of Common Stock (“Certificate No. 502”), but Capella has indicated that Certificate No. 502 has been lost, misplaced or destroyed and cannot be located;

WHEREAS, Capella has executed and delivered to the Corporation’s transfer agent an Affidavit of Loss and Agreement of Indemnity, but Capella has not posted a bond to indemnify Continental Stock Transfer & Trust Co., the Corporation’s transfer agent and registrar (the “Transfer Agent”) against any claims resulting from Certificate No. 502 and has represented to the Corporation that it is financially unable to post the bond;

WHEREAS, Capella requested that the Corporation, on behalf of Capella, indemnify and hold harmless the Transfer Agent from all damages, claims, liabilities and attorneys’ fees incurred by the Transfer Agent arising from the replacement of Certificate No. 502 (the “Transfer Agent Indemnification”);

WHEREAS, the Corporation has determined that it is in the best interests of the Corporation to undertake the Transfer Agent Indemnification, if Capella, Connwards and Kang agree to indemnify and hold harmless the Corporation from any and all damages, claims, liabilities, fees and expenses incurred by the Corporation arising from the Transfer Agent Indemnification and the ownership of Certificate No. 502, and furthermore, each of Capella, Connwards and Kang agree to pledge their shares of Common Stock to the Corporation as security for any payment of their obligations under this Agreement.

NOW, THEREFORE, in consideration of the foregoing covenants and other good and valuable consideration the receipt of which is hereby acknowledged, the parties agree as follows:

1. Indemnification of Transfer Agent.  The Corporation agrees to indemnify and hold harmless the Transfer Agent from all damages, claims, liabilities and attorneys’ fees incurred by the Transfer Agent arising from the replacement of Certificate No. 502.

2. Indemnification of Corporation. Each of Capella, Connwards and Kang agrees to jointly and severally indemnify and hold harmless the Corporation, its officers, directors, employees and agents from any and all damages, claims, liabilities, fees and expenses incurred by the Corporation arising from:(i) the Indemnification of the Transfer Agent by the Corporation under Section 1 herein, and (ii) the replacement or ownership of Certificate No. 502.

3. Grant of Security Interest.

(a)   To secure the prompt payment and full and timely performance of all of the Obligations (as defined below) to the Corporation, each of Capella, Connwards and Kang (each a “Pledgor” and collectively, the “Pledgors”) hereby grants to the Corporation a security interest in and to:

(i) all of the shares of Common Stock beneficially owned by such Pledgor on the date hereof, including but not limited to those set forth on Schedule 1 attached hereto, and any shares of Common Stock acquired by any Pledgor after the date hereof (collectively, the “Shares”);

(ii) distributions, dividends or return of capital upon or in respect of the Shares, all additional interests or percentages resulting from a split-up, revision, reclassification or other like change of the Shares and any subscription, warrants, rights, or options issued to the holders of, or otherwise in respect of, the Shares and all rights evidenced thereby which any Pledgor might receive during the term of this Agreement;

(iii) any newly issued or newly acquired shares of stock of any subsidiary, affiliate, successor or assign of the Corporation which any Pledgor might receive during the term of this Agreement;

(iv) any shares or other equity or debt interests issued or issuable as a result of the merger, reorganization, liquidation, consolidation or other structural change in the Corporation which any Pledgor might receive during the term of this Agreement; and

(v) all books, records, ledger sheets and other records relating to the foregoing, and all of each Pledgor’s rights to all proceeds, products, offspring, rents and profits of the foregoing, including, without limitation, proceeds of insurance therefrom which any Pledgor might receive during the term of this Agreement (collectively, the “Collateral”).

(b)   As used herein, “Obligations” shall mean the joint and several obligations of each Pledgor to the Corporation arising under or in connection with each Pledgor’s indemnification of the Corporation under this Agreement.

(c)   Each Pledgor shall also execute the Collateral Assignment of the Shares in the form of Exhibit A attached hereto, and shall deliver to the Corporation on the date hereof stock certificates representing the Shares to hold as Collateral.

4. General Duties of each Pledgor. Each Pledgor will:

(a)   not sell, assign, transfer any Shares or assets of the Corporation;

(b) permit no other Lien (as defined herein) to attach to the Collateral;

(c) pay all costs necessary to obtain, preserve, and enforce this security interest and preserve the Collateral, including (but not limited to) taxes, assessments, insurance premiums, repairs, reasonable attorneys’ fees and legal expenses, rent, storage costs, and expenses of sale;

(d) furnish the Corporation with any information on the Collateral, the Obligations, the financial condition of each Pledgor and any information relating to the purchase of the Shares reasonably requested by the Corporation;

(e) allow the Corporation to copy all records relating to the Collateral and the Obligations at all reasonable times upon reasonable notice;

(f) sign any papers furnished by the Corporation which are necessary to obtain and maintain this security interest and hereby appoints each of the President, the Chief Executive Officer and the Secretary of the Corporation, individually, as attorney-in-fact to sign such papers on behalf of such Pledgor;

(g) promptly deliver to the Corporation stock certificates representing:(1) the Shares not previously delivered pursuant to Section 3(c),and (2) any securities of the Corporation acquired by the Pledgor after the date of this Agreement; and

(h) promptly notify the Corporation of any loss, damage or other such change in or to the Collateral, or in any fact or circumstance warranted or represented by each Pledgor in this Agreement or furnished to the Corporation, or if any Event of Default (as defined herein) occurs.

5. Pledgor’s Address. Each Pledgor’s principal place of business and chief executive offices, its financial books and records relating to the Collateral, are located at the address set forth in the first paragraph of this Agreement. Each Pledgor will not move its principal place of business, its chief executive offices, or its financial books and records relating to the Collateral from said location without prior written notice to the Corporation and shall do all things reasonably requested to maintain a fully perfected security interest in favor of the Corporation.

6. Representations and Warranties of each Pledgor.  Each Pledgor jointly and severally represents and warrants to the Corporation as follows:

(a) Authority. The execution, performance and delivery of this Agreement and all other agreements and transactions contemplated hereby have been duly authorized by each Pledgor.

(b) Enforceability. This Agreement constitutes the legal, valid and binding obligations of each Pledgor, enforceable in accordance with its terms.

(c) No Breach. The execution, performance and delivery of this Agreement will not constitute a breach of, or default under, any provision of any certificate of incorporation or by-law, contract, agreement, mortgage, trust or other indenture to which a Pledgor is bound by any order, rule, regulation or law of any jurisdiction binding on such party.

(d) No Liens. There are no other Liens attached to the Shares. Each Pledgor has retained all voting rights to the Shares. There are no options, warrants, subscriptions or other rights to the Shares held by any other person. The Shares are fully paid and non-assessable.

(e) Information. All information, agreements, and certificates, including without limitation, all financial information, provided by each Pledgor to the Corporation is true and correct, and each Pledgor has disclosed all material information, and not failed to disclose any material information.

7. No Sales of Collateral. Each Pledgor will not, without the prior written consent of the Corporation, sell, exchange, lease or otherwise dispose of Collateral or any interest therein, and will not permit any Lien to attach to the Collateral.

8. Rights of the Corporation. The Corporation may, in its discretion after an Event of Default, take any action a Pledgor is required to take or is otherwise necessary to obtain, preserve, and enforce this security interest, and maintain and preserve the Collateral, without notice to each Pledgor, and add the costs of same to the Obligations (but the Corporation is under no duty to take any such action); take control of funds generated by the Collateral, such as dividends, interest, proceeds, or refunds from insurance, and use same to reduce any part of the Obligations; waive any of its rights hereunder without such waiver prohibiting the later exercise of the same or similar rights; revoke any permission or waiver previously granted to each Pledgor.

9. Event of Default. The occurrence of any of the following events shall constitute an “Event of Default”, as such term is used herein:

(a) Any statement, representation or warranty made herein or any information furnished pursuant hereto shall be false or breached and which is not cured within ten (10) days after written notice thereof and opportunity to cure; or

(b) Failure to observe or perform any other covenant or agreement herein and which is not cured within ten (10) days after written notice and opportunity to cure (except for the provisions of Sections 4(a) or (b) for which there shall be no cure period).

10. Rights and Remedies Upon Default. Upon an Event of Default, the Obligations shall become immediately due and payable and the Corporation may:

(a) Exercise any one or more of the remedies and shall have all the rights of a Secured Party under the Code (as defined herein). Any requirement of the Code for reasonable notice shall be met if such notice is mailed, postage prepaid, to each Pledgor at its address as shown above, or as set forth on the books and records of the Corporation, at least thirty (30) days prior to the time of the sale, disposition or other event or thing giving rise to the requirement of notice;

(b) Notwithstanding anything to the contrary appearing in this Agreement, the interest hereinabove described is granted and assigned to the Corporation by way of collateral security only and, accordingly, the Corporation by its acceptance hereof shall not be deemed to have assumed or become liable for any of the obligations or liabilities of each Pledgor under the Obligations, whether provided for by the terms thereof, arising by operation of law, or otherwise; each Pledgor hereby acknowledging that each Pledgor remains liable thereunder to the same extent as though this Agreement had not been made;

(c) The acceptance by the Corporation at any time and from time to time of part payment on the Obligations shall not be deemed to be a waiver of any default then existing under this Agreement or the Obligations. No waiver by the Corporation of any default shall be deemed to be a waiver of any other then existing or subsequent default or Event of Default, nor shall any such waiver by the Corporation be deemed to be a continuing waiver under this Agreement or the Obligations. No delay or omission by the Corporation exercising any right, remedy, or privilege hereunder shall impair any such right, remedy, or privilege, nor shall any single or partial exercise thereof, or the exercise of any other right, remedy, or privilege of the Corporation hereunder be construed as a waiver thereof or any acquiescence in the default or Event of Default giving rise thereto;

(d) The Corporation may proceed to protect and enforce this Agreement by suits or proceedings in equity, at law or otherwise, whether for the foreclosure hereof or for the appointment of a receiver of the property covered by this Agreement and the Obligations or any part thereof, or for the enforcement of any other proper, legal, or equitable remedy available under applicable law; and

(e) Any and all net proceeds received by the Corporation by reason of the foregoing clauses (a) and (b) of this Section, after first deducting all legal or other costs and expenses in affecting such realization, shall be applied to pay any or all of the indebtedness hereby secured as the Corporation shall deem proper, any excess to be returned to such Pledgor.

11. Successors and Assigns. The rights and privileges of the Corporation shall inure to its successors and assigns. All representations, warranties and agreements of each Pledgor shall bind each Pledgor’s successors, assigns, heirs and legal representatives, as the case may be. Upon any merger, consolidation or reorganization, the successor shall execute an assumption agreement in form acceptable to the Corporation. Nothing in this Section shall relieve any Pledgor of any Obligation to the Corporation in the event of an assignment by such Pledgor, whether or not permitted hereunder, which liability will continue until released by the Corporation.

12. Notice and Demand. Each Pledgor waives presentment, demand, notice of nonpayment and protest and all other demands or notices in connection with this Agreement. Notice mailed to each Pledgor’s address in the first paragraph hereof or to each Pledgor’s most recent changed address on file with the Corporation, at least fifteen (15) days prior to the related action (or, if the Uniform Commercial Code specifies a longer period, such longer period prior to the related action), shall be deemed reasonable.

13. Miscellaneous. This Agreement is in addition to and not in limitation of any other rights and remedies the Corporation may have by virtue of any other instrument or agreement heretofore, contemporaneously herewith, or hereafter executed by each Pledgor or by law or otherwise. If any provision of this Agreement is contrary to applicable law, such provision shall be deemed ineffective without invalidating the remaining provisions hereof. If and to the extent that applicable law confers any rights or imposes any duties inconsistent with, or in addition to, any of the provisions of this Agreement, the affected provision shall be considered amended to conform thereto. No provision of this Agreement may be waived, altered or modified except in writing duly signed by the Corporation; and the Corporation shall not by any act, delay, omission, or otherwise be deemed to have waived any of its rights or remedies hereunder. A waiver by the Corporation of any right or remedy hereunder on any one occasion, shall not be construed as a bar to, or waiver of, any such right or remedy which the Corporation would have on any future occasion nor shall the Corporation be liable for exercising or failing to exercise any such right or remedy.

14. Definitions.

(a) “Lien” shall mean any mortgage, deed of trust, lien, charge, security interest or encumbrance of any kind upon, or pledge of, any property or asset, whether now owned or hereafter acquired, and includes the acquisition of, or agreement to acquire any property or asset subject to any conditional sale agreement or other title retention agreement, including a lease on terms tantamount thereto or on terms otherwise substantially equivalent to a purchase.

(b) “Person” shall mean and include an individual, partnership, corporation, trust, joint ventures, associations, joint stock company, limited liability company, unincorporated organization and a Government or any department or agency thereof.

(c) “Code” shall mean the Uniform Commercial Code of New York as the same may be in effect from time to time, or any comparable law in the relevant jurisdiction regarding secured transactions, and the granting of security interests.

15. Financing Statements. Each Pledgor hereby authorizes the Corporation to file a financing statement pursuant to the Uniform Commercial Code in form satisfactory to the Corporation in all places where necessary to perfect the Corporation’s security interest in the Collateral and in all jurisdictions where such filing is required by the Code. Without limiting the foregoing each Pledgor agrees that whenever the Code requires a Pledgor to sign a financing statement for filing purposes, such Pledgor hereby appoints the Corporation or any of the Corporation’s representatives as such Pledgor’s attorney and agent, with full power of substitution, to sign or endorse such Pledgor’s name on any such financing statement or other document and authorizes the Corporation to file such a financing statement in all places where necessary to perfect the Corporation’s security interest in the Collateral; and each Pledgor ratifies all acts of the Corporation and said representatives and agrees to hold the Corporation and said representatives harmless from all acts of commission or omission or any error of judgment or mistake of fact or law pertaining thereto. A photographic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. Upon full payment of all Obligations, this Agreement and the Lien or charge created hereby or resulting herefrom shall cease to exist and the Corporation shall file all termination statements requested by a Pledgor necessary to accomplish this purpose.

16. Term.  This Agreement shall remain in full force and effect for a period of six(6) years after the date of this Agreement, provided, however, the Corporation may at any time, in its sole discretion, release some or all of the Shares from the pledge hereunder and/or terminate this Agreement.

17. General Provisions.

(a) This Agreement constitutes the entire agreement among the parties and supersedes any and all other Agreements, whether written or oral, among the parties.

(b) This Agreement shall be binding upon and shall inure solely to the benefit of the parties and their respective successors, assigns, heirs, or legal representatives, as the case may be.

(c) This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements to be performed solely within such State without reference to applicable rules of conflict of laws or choice of laws.

(d) This Agreement may be executed in any number of counterparts and each such counterpart shall for all purposes deemed to be an original; and all such counterparts shall together constitute but one and the same Agreement.  This Agreement may be executed by facsimile or other electronic transmission.

(e) Any dispute, controversy, or claim between the parties arising out of or relating to this Agreement, including the validity, invalidity, breach, or termination thereof, shall be resolved by arbitration before one (1) arbitrator in accordance with the Swiss Rules of International Arbitration of the Swiss Chamber of Commerce (the "Rules") in force on the date when the Notice of Arbitration is submitted in accordance with the Rules.  The arbitrator will be a recognized expert in secured transactions in general, with a particular expertise in the United States Uniform Commercial Code.  Judgment upon any award rendered by the arbitrator may be entered in any court of competent jurisdiction and the arbitrator shall have authority to award reasonable costs, legal fees, and disbursements to the prevailing party.  The seat of the arbitration shall be Zurich, Switzerland. The right to fees, costs, and expenses may be enforced by a separate plenary action. Notwithstanding the foregoing, application may be made to any court of competent jurisdiction with respect to the enforcement of any judgment or award. Any award rendered by the arbitrator shall be final and binding on the parties and each party hereby waives to the fullest extent permitted by law any right it might have otherwise under the laws of any jurisdiction to any form of appeal or collateral attack. Any award shall be rendered and payable in U.S. Dollars.

  [signatures appear on the following page]

IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first above written.

QNECTIVE, INC.

By: /s/ Oswald Ortiz
Oswald Ortiz
Chief Executive Office

CONNWARDS MANAGEMENT, INC.

By: /s/ Michael Kang
Michael Kang
President

By: /s/ Michael Kang
Michael Kang
Sole Shareholder

CAPELLA IV LLC

By: /s/ Michael Kang
Michael Kang
Manager

By: /s/ Michael Kang
Michael Kang
Sole Member, Capella IV LLC

/s/ Kang Young-Ho
KANG YOUNG-HO

Schedule 1

Owner	Certificate Number	No.# of Shares

Capella IV LLC	QN 0035	2,000,000
Capella IV LLC	QN 0033	450,000
Connwards Management, Inc.	QN 0037	900,000
Connwards Management, Inc.	QN 0036	625,000
Connwards Management, Inc.	QN 0034	625,000
Kang Young-Ho	QN 0039	6,807,250
Total		11,407,250

EXHIBIT A

COLLATERAL ASSIGNMENT OF CERTIFICATE

The undersigned,__________, hereby sells, assigns, sets over and delivers to Qnective, Inc., a Nevada corporation (the “Transferee”),[ _____] shares of common stock, $.001 par value per share (the “Shares”) of the Transferee registered in its name, free and clear of all liens, claims, security interests and encumbrances. The Shares are being transferred for collateral purposes only and the transfer to the Transferee shall only occur, if at all, upon transfer of the Shares pursuant to the terms of the Agreement (the “Agreement”) dated as of July 20, 2009 by and among the Transferee, Capella IV LLC, Connwards Management, Inc. and Kang Young-Ho.

The Shares are identified as follows:

Owner	Certificate Number	Number of Shares
[___]	[___]	[____]

This Assignment may also be updated from time to time based upon the delivery of additional Shares as contemplated by the Agreement.

DATED:__________
[____________________]

By: __________________
Name:
Title: